Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Maidenform Brands, Inc. of our report dated March 7, 2011, relating to the consolidated financial statements of Maidenform Brands, Inc. and the effectiveness of internal control over financial reporting, which appear in Maidenform Brands, Inc.’s Annual Report on Form 10-K for the year ended January 1, 2011.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
August 16, 2011